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                       [COOPERS & LYBRAND LLP LETTERHEAD]


                               December 23, 1997




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:


We have read the statements made by Sun Television & Appliances, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 1997. We agree with the statements concerning our Firm in such Form 8-K.




                                            Very truly yours,


                                            /s/ Coopers & Lybrand  L.L.P.

                                            Coopers & Lybrand  L.L.P.